As filed with the Securities and Exchange Commission on February 8, 2021

Registration Nos. 333-231443 and 333-231443-01

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

SPIRE INC.	Missouri	74-2976504
SPIRE MISSOURI INC.	Missouri	43-0368139
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MARK C. DARRELL	ELLEN L. THEROFF
Senior Vice President, Chief Legal and Compliance Officer	Vice President, Chief Governance Officer and Corporate Secretary

700 Market Street St. Louis, MO 63101 314-342-0500

(Names, address, including zip code, and telephone number, including area code, of agents for service and address, including zip code, and telephone number of registrants’ principal executive offices)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

	Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
Spire Inc.	☒	☐	☐	☐	☐
Spire Missouri Inc.	☐	☐	☒	☐	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Spire Inc. Senior Debt Securities Junior Subordinated Debt Securities Preferred Stock Common Stock Depositary Shares (3) Stock Purchase Contracts (4) Stock Purchase Units (5)
Spire Missouri Inc. First Mortgage Bonds Unsecured Debt Securities Preferred Stock Depositary Shares (3)
Total

(1)

An unspecified aggregate initial offering amount or number of the securities of each identified class is being registered as may from time to time be offered by Spire Inc. and Spire Missouri Inc. at unspecified prices, along with an indeterminate amount or number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, exchange or conversion of other securities or that are issued in units.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of the registration fee relating to the securities offered hereby and will pay “pay-as-you-go registration fees.”

(3)

In the event that Spire Inc. or Spire Missouri Inc. elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such agreement.

(4)

Each Stock Purchase Contract obligates Spire Inc. to sell, and obligates the holder thereof to purchase, an indeterminate number of shares of Preferred Stock or Common Stock of Spire Inc. being registered hereby.

(5)

Each Stock Purchase Unit consists of a combination of a Stock Purchase Contract and Senior Debt Securities or Junior Subordinated Debt Securities of Spire Inc. or debt obligations of third parties, including United States Treasury securities.

Explanatory Note

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (the “Registration Statement”) of Spire Inc. and Spire Missouri Inc. originally filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2019.

This Post-Effective Amendment No. 1 is being filed solely for the purposes of (i) filing the form of indenture between Spire Inc. and U.S. Bank National Association, as trustee, as an exhibit to the Registration Statement for qualification under the Trust Indenture Act of 1939, as amended, and (ii) filing additional exhibits to the Registration Statement in connection therewith. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing. Each registrant makes no representations as to information relating to any other registrant. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and sale of the securities being registered.

SEC Registration Fee	$	*
*Accountants’ fee		**
*Printing costs		**
*Fees and Expenses of Trustees and/or Transfer Agent and Registrar and Depositary		**
*Legal Fees		**
*Rating Agencies’ Fees		**
*Miscellaneous expense (including blue sky expense)		**

Total Expenses	$	**

*

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fee relating to the securities offered hereby and will pay “pay-as-you-go registration fees.”

**

Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable. The estimate of such expenses in connection with securities to be offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Spire Inc.:

The General and Business Corporation Law of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such a person against judgments and fines, and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for proper expenses.

Missouri law also provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in defense of any such action, suit, or proceeding or of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the action, suit, or proceeding.

The statute also provides that a corporation may provide additional indemnification to any person indemnifiable as described above, provided such additional indemnification is authorized by the corporation’s articles of incorporation or shareholder-approved bylaw or agreement, and provided further that no person shall be indemnified against conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

The Registrant’s articles of incorporation provide that it shall indemnify each of its directors and officers to the full extent permitted by the General and Business Corporation Law of Missouri and, in addition, shall indemnify each of them against all expenses incurred in connection with any claim by reason of the act that such director or officer is or was, serving the Registrant, or at its request, in any of the capacities referred to in the General and Business Corporation Law of Missouri, or arising out of such person’s status in any such capacity, provided that the Registrant shall not indemnify any person from or on account of such person’s conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or to the extent that such indemnification shall otherwise be finally adjudged to be prohibited by applicable law. The Registrant’s articles also allow it to indemnify any other person as permitted by The General and Business Corporation Law of Missouri.

The Registrant’s articles further provide that no present or former director shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director other than (i) for any breach of the director’s duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in subjective good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the payment of an illegal dividend as provided in Section 351.345 of The General and Business Corporation Law of Missouri, or (iv) for any transaction from which the director derived an improper personal benefit. To the extent that The General and Business Corporation Law of Missouri is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the full extent permitted by The General and Business Corporation Law of Missouri as so amended.

The Registrant has obtained insurance protecting the officers and directors against certain liabilities.

The rights of indemnification provided for above are not exclusive of any other rights of indemnification to which the persons seeking indemnification may be entitled under the Registrant’s articles of incorporation or bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise.

Spire Missouri Inc.:

The General and Business Corporation Law of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such a person against judgments and fines, and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for proper expenses.

Missouri law also provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in defense of any such action, suit, or proceeding or of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the action, suit, or proceeding.

The statute also provides that a corporation may provide additional indemnification to any person indemnifiable as described above, provided such additional indemnification is authorized by the corporation’s articles of incorporation or shareholder-approved bylaw or agreement, and provided further that no person shall be indemnified against conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

The Registrant’s articles of incorporation provide that it shall indemnify each of its directors and officers to the full extent permitted by the General and Business Corporation Law of Missouri and, in addition, shall indemnify each of them against all expenses incurred in connection with any claim by reason of the act that such director or officer is or was, serving the Registrant, or at its request, in any of the capacities referred to in the General and Business Corporation Law of Missouri, or arising out of such person’s status in any such capacity, provided that the Registrant shall not indemnify any person from or on account of such person’s conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or to the extent that such indemnification shall otherwise be finally adjudged to be prohibited by applicable law.

The Registrant has obtained insurance protecting the officers and directors against certain liabilities.

The rights of indemnification provided for above are not exclusive of any other rights of indemnification to which the persons seeking indemnification may be entitled under the Registrant’s articles of incorporation or bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise.

Item 16.	List of Exhibits

1.1**	Underwriting and Distribution Agreements.

4.1*	Articles of Incorporation of Spire Inc., as amended, effective as of April 28, 2016; filed on May 3, 2016, as Exhibit 3.1 to Spire Inc.’s Current Report on Form 8-K (File No. 1-16681).

4.2*	Spire Missouri Inc.’s Amended Articles of Incorporation, as amended, effective August 30, 2017; filed as Exhibit 3.1 to Spire Missouri Inc.’s Current Report on Form 8-K filed September 1, 2017 (File No. 1-1822).

4.3*	Bylaws of Spire Inc., as amended, effective as of October 21, 2020; filed on October 22, 2020, as Exhibit 3.2 to Spire Inc.’s Current Report on Form 8-K (File No. 1-16681).

4.4*	Amended Bylaws of Spire Missouri Inc. effective as of March 26, 2020; filed on March 27, 2020, as Exhibit 3.1 to Spire Missouri Inc.’s Current Report on Form 8-K (File No. 1-1822).

4.5*	Indenture of Spire Inc. relating to senior debt, dated as of August 19, 2014; filed on August 19, 2014, as Exhibit 4.1 to Spire Inc.’s Current Report on Form 8-K (File No. 1-16681).

4.6*	First Supplemental Indenture of Spire Inc. relating to senior debt, dated as of August 19, 2014; filed on August 19, 2014, as Exhibit 4.2 to Spire Inc.’s Current Report on Form 8-K (File No. 1-16681).

4.7*	Second Supplemental Indenture of Spire Inc. relating to senior debt, dated as of February 27, 2017; filed on February 27, 2017, as Exhibit 4.2 to Spire Inc.’s Current Report on Form 8-K (File No. 1-16681).

4.8*	Indenture of Spire Inc. relating to junior subordinated debt, dated as of June 11, 2014; filed on June 11, 2014, as Exhibit 4.1 to Spire Inc.’s Current Report on Form 8-K (File No. 1-16681).

4.9*	Form of Purchase Contract and Pledge Agreement of Spire Inc.; filed as Exhibit 4.3 to Spire Inc.’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 on June 3, 2014 (File No. 333-190388).

4.10*	Mortgage and Deed of Trust, dated as of February 1, 1945; filed as Exhibit 7-A to Registration Statement No. 2-5586 (File No. 1-1822).

4.11*	Fourteenth Supplemental Indenture, dated as of October 26, 1976; filed on June 26, 1979 as Exhibit b-4 to Registration Statement No. 2-64857 (File No. 1-1822).

4.12*	Twenty-Third Supplemental Indenture, dated as of October 15, 1997; filed on November 6, 1997, as Exhibit 4.01 to Spire Missouri Inc.’s Current Report on Form 8-K (File No. 1-1822).

4.13*	Twenty-Fourth Supplemental Indenture, dated as of June 1, 1999; filed on June 4, 1999, as Exhibit 4.01 to Spire Missouri Inc.’s Current Report on Form 8-K (File No. 1-1822).

4.14*	Twenty-Fifth Supplemental Indenture, dated as of September 15, 2000; filed on September 21, 2000, as Exhibit 4.01 to Spire Missouri Inc.’s Current Report on Form 8-K (File No. 1-1822).

4.15*	Twenty-Seventh Supplemental Indenture, dated as of April 15, 2004; filed on April 28, 2004, as Exhibit 4.01 to Spire Missouri Inc.’s Current Report on Form 8-K (File No. 1-1822).

4.16*	Twenty-Eighth Supplemental Indenture, dated as of April 15, 2004; filed on April 28, 2004, as Exhibit 4.02 to Spire Missouri Inc.’s Current Report on Form 8-K (File No. 1-1822).

4.17*	Twenty-Ninth Supplemental Indenture, dated as of June 1, 2006; filed on June 9, 2006, as Exhibit 4.1 to Spire Missouri Inc.’s Current Report on Form 8-K (File No. 1-1822).

4.18*	Thirtieth Supplemental Indenture, dated as of September 15, 2008; filed on September 23, 2008, as Exhibit 4.1 to Spire Missouri Inc.’s Current Report on Form 8-K (File No. 1-1822).

4.19*	Thirty-First Supplemental Indenture, dated as of March 15, 2013; filed as Exhibit 4.1 to the Spire Missouri Inc.’s Form 10-Q for the quarter ended March 31, 2013 (File No. 1-1822).

4.20*	Thirty-Second Supplemental Indenture, dated as of August 13, 2013; filed on August 13, 2013, as Exhibit 4.1 to Spire Missouri Inc.’s Current Report on Form 8-K (File No. 1-1822).

4.21*	Thirty-Third Supplemental Indenture, dated as of September 15, 2017; filed as Exhibit 4.28 to Spire Missouri’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

4.22*	Thirty-Fourth Supplemental Indenture, dated as of November 12, 2019; filed as Exhibit 4.1 to Spire Missouri’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2019.

4.23*	Bond Purchase Agreement dated March 20, 2017, among Laclede Gas Company and certain institutional purchasers party thereto (including Form of Thirty-Third Supplemental Indenture); filed as Exhibit 4.4 to Spire Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 (File No. 1-16681).

4.24*	Form of additional Supplemental Indenture(s) for the first mortgage bonds; filed as Exhibit 4.14 to Spire Missouri Inc.’s Registration Statement on Form S-3 on August 6, 2013 (File No. 333-190388-01).

4.25*	Form of Indenture for the Unsecured Debt Securities filed as Exhibit 4.12 to Spire Missouri Inc.’s Registration Statement on Form S-3 on March 20, 2007 (File No. 333-141439).

4.26*	Certificate of Designations with respect to the Series A Preferred Stock, dated May 16, 2019; filed on May 21, 2019, as Exhibit 3.1 to Spire Inc.’s Current Report on Form 8-K (File No. 1-16681).

4.27*	Deposit Agreement, dated as of May 21, 2019, among Spire Inc., Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts described therein; filed on May 21, 2019 as Exhibit 4.1 to Spire Inc.’s Current Report on Form 8-K (File No. 1-16681).

4.28**	Form of Certificate of Designations for Preferred Stock of Spire Missouri Inc. (including the form of preferred stock certificate).

4.29**	Form of Deposit Agreement of Spire Missouri Inc. (including the form of depositary receipt).

4.30	Form of Indenture relating to senior debt, between Spire Inc. and U.S. Bank National Association, as trustee.

5.1***	Opinion of Mark C. Darrell, Esq. (Spire Inc.).

5.2***	Opinion of Mark C. Darrell, Esq. (Spire Missouri Inc.).

5.3	Opinion of Mark C. Darrell, Esq. regarding the legality of the debt securities being registered (Spire Inc.).

5.4***	Opinion of Akin Gump Strauss Hauer & Feld LLP (Spire Inc.).

5.5***	Opinion of Akin Gump Strauss Hauer & Feld LLP (Spire Missouri Inc.).

5.6	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the debt securities being registered (Spire Inc.).

23.1	Consent of Mark C. Darrell, Esq. (included in Exhibit 5.3 herewith).

23.2***	Consent of Mark C. Darrell, Esq. (included in Exhibits 5.1 and 5.2 ).

23.3	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.6 herewith).

23.4***	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibits 5.4 and 5.5).

23.5	Consent of Deloitte & Touche LLP.

24.1***	Power of Attorney for Spire Inc.

24.2***	Power of Attorney for Spire Missouri Inc.

25.1***	Form T-1, Statement of Eligibility of Commerce Bank, as trustee for the Unsecured Debt Securities of Spire Inc.

25.2***	Form T-1, Statement of Eligibility of U.S. Bank National Association, as trustee for the Junior Subordinated Debt Securities of Spire Inc.

25.3***	Form T-1, Statement of Eligibility of UMB Bank & Trust, N.A., as trustee for the First Mortgage Bonds of Spire Missouri Inc.

25.4†	Form T-1, Statement of Eligibility of trustee for the Unsecured Debt Securities of Spire Missouri Inc.

25.5	Form T-1, Statement of Eligibility of U.S. Bank National Association, as trustee for the Senior Debt Securities of Spire Inc.

*	Incorporated by reference.
**	To be filed by amendment or incorporated by reference in connection with the offering of securities.
***	Previously filed as an exhibit to the Registration Statement.
†	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings.

(a)    Each of the undersigned registrants hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on February 8, 2021.

SPIRE INC.

By	/s/ Steven P. Rasche*
Steven P. Rasche
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Susanne Sitherwood*
Suzanne Sitherwood	Director, President and Chief Executive Officer (Principal Executive Officer)	February 8, 2021

/s/ Steven P. Rasche*
Steven P. Rasche	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 8, 2021

/s/ Edward L. Glotzbach*
Edward L. Glotzbach	Chairman of the Board	February 8, 2021

/s/ Mark A. Borer*
Mark A. Borer	Director	February 8, 2021

/s/ Maria V. Fogarty*
Maria V. Fogarty	Director	February 8, 2021

/s/ Rob L. Jones*
Rob L. Jones	Director	February 8, 2021

/s/ Brenda D. Newberry*
Brenda D. Newberry	Director	February 8, 2021

/s/ Stephen S. Schwartz*
Stephen S. Schwartz	Director	February 8, 2021

/s/ John P. Stupp, Jr.*
John P. Stupp, Jr.	Director	February 8, 2021

/s/ Mary Ann Van Lokeren*
Mary Ann Van Lokeren	Director	February 8, 2021

*By: /s/ Ellen L. Theroff		February 8, 2021
Ellen L. Theroff, Attorney-in-fact

*

The undersigned, by signing his/her name hereto, does hereby sign this document on behalf of the registrant and on behalf of each of the above-named persons indicated above by asterisks, pursuant to a power of attorney duly executed by the registrant and such persons, filed with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on February 8, 2021.

SPIRE MISSOURI INC.

By	/s/ Adam W. Woodard
Adam W. Woodard
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Steven L. Lindsey*
Steven L. Lindsey	Director and Chief Executive Officer (Principal Executive Officer)	February 8, 2021

/s/ Scott B. Carter*
Scott B. Carter	Director and President	February 8, 2021

/s/ Steven P. Rasche*
Steven P. Rasche	Director	February 8, 2021

/s/ Suzanne Sitherwood*
Suzanne Sitherwood	Director	February 8, 2021

/s/ Mark C. Darrell*
Mark C. Darrell	Director	February 8, 2021

/s/ Adam W. Woodard
Adam W. Woodard	Chief Financial Officer (Principal Financial Officer)	February 8, 2021

/s/ Timothy W. Krick
Timothy W. Krick	Chief Accounting Officer (Principal Accounting Officer)	February 8, 2021

*By: /s/ Ellen L. Theroff		February 8, 2021
Ellen L. Theroff, Attorney-in-fact

*

The undersigned, by signing his/her name hereto, does hereby sign this document on behalf of the registrant and on behalf of each of the above-named persons indicated above by asterisks, pursuant to a power of attorney duly executed by the registrant and such persons, filed with the Securities and Exchange Commission as an exhibit to the Registration Statement.